Exhibit 99.1

KCAP Financial, Inc. Announces Third Quarter 2015 Financial Results

NEW YORK, Nov. 4, 2015 – KCAP Financial, Inc. (Nasdaq GS: KCAP) announces its third quarter 2015 financial results.

Financial Highlights

•	Net investment income for the third quarter ended September 30, 2015 was approximately $6.5 million, or $0.18 per basic share, compared with approximately $5.5 million, or $0.16 per basic share in the quarter ended September 30, 2014.

•	Taxable distributable income for the quarter was $0.21 per basic share.

•	Cash distributed by the Asset Manager Affiliates in excess of taxable earnings was $0.02 per basic share for the quarter.

•	Resources available for distribution, a non-GAAP measure, was $0.23 per basic share during the quarter.

•	KCAP Financial, Inc. declared a third quarter shareholder distribution of $0.21 per share.

•	At September 30, 2015, the fair value of KCAP's investments totaled approximately $437 million.

•	Net Asset Value (“NAV”) per share was $6.33 as of September 30, 2015, compared with $6.94 at December 31, 2014.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted: “We are pleased with our operating performance, generating $0.23 per share of resources available for distribution. Our reduction in NAV reflects the sell-off in credit markets in September, which appears to have stabilized.”

Operating Results

For the three months ended September 30, 2015, we reported total investment income of approximately $11.8 million as compared to approximately $10.8 million in the same period last year, an increase of 9%. Investment income from debt securities increased 17% to approximately $6.3 million from approximately $5.4 million in the third quarter 2014. Investment income from investments in CLO fund securities in the third quarter of 2015 increased to $3.9 million from $3.6 million in 2014, an increase of 8%, and dividends from our Asset Manager Affiliates in the third quarter of 2015 increased to approximately $1.5 million from approximately $1.4 million in 2014.

For the three months ended September 30, 2015, total expenses were relatively flat compared to the same period in 2014.

Net investment income for the third quarter of 2015 and 2014 was approximately $6.5 million and $5.5 million, or $0.18 and $0.16 per basic share, respectively. Net realized and unrealized depreciation on investments for the three months ended September 30, 2015 was approximately $22.4 million, as compared to net realized and unrealized appreciation of approximately $2.7 million for the same period in 2014.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $437 million as of September 30, 2015. The composition of our investment portfolio at September 30, 2015 and December 31, 2014 at cost and fair value was as follows:

	September 30, 2015 (unaudited)			December 31, 2014
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Money Market Accounts³	$3,345,723	$3,345,723	1	$1,602,741	$1,602,741	1
Senior Secured Loan	211,441,566	204,189,144	86	220,965,922	218,329,860	86
Junior Secured Loan	41,204,786	39,795,980	17	38,664,199	38,569,006	15
Senior Unsecured Loan	23,000,000	23,000,000	10	33,066,984	33,066,984	13
First Lien Bond	2,976,651	2,317,500	1	2,962,507	2,580,000	1
Senior Subordinated Bond	4,420,467	4,221,543	2	4,295,544	4,240,301	2
Senior Unsecured Bond	11,698,340	10,597,995	5	11,208,178	11,386,218	4
Senior Secured Bond	1,511,590	1,481,250	1	1,515,584	1,552,500	1
CLO Fund Securities	86,288,448	66,720,782	28	90,889,190	77,514,901	30
Equity Securities	8,514,487	6,936,653	3	8,828,812	8,119,681	3
Preferred Securities	10,359,873	10,681,029	5	10,206,016	10,418,302	4
Asset Manager Affiliates²	57,189,159	64,121,000	27	60,292,677	72,326,000	28

Total	$461,951,090	$437,408,599	186%	$484,498,354	$479,706,494	188%

¹ Represents percentage of Net Asset Value.
² Represents the equity investment in the Asset Manager Affiliates.
³ Includes restricted cash held under employee benefit plans.

Liquidity and Capital Resources

At September 30, 2015, we had unrestricted cash and money market balances of approximately $4.9 million, total assets of approximately $456.9 million and stockholders' equity of approximately $234.6 million. Our Net Asset Value per common share was $6.33. As of September 30, 2015, we had $222.4 million (par value) of borrowings outstanding ($219.3 million net of discount) with a weighted average interest rate of approximately 4.37%.

Subject to prevailing market conditions, we may grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Distributions

Generally, we seek to fund distributions to shareholders from current distributable resources, primarily from net investment income generated by our investment portfolio. We announced a regular quarterly distribution of $0.21 per share for the quarter ended September 30, 2015. The record date for this distribution was October 14, 2015 and the distribution was paid on October 27, 2015. An estimate of the tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of distributions in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. For more information regarding our distributions, please refer to our 2014 annual financial report. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Supplemental Information: Analysis of Shareholder Distributions

On a supplemental basis, we are providing information relating to our shareholder distributions. The Company believes that taxable distributable income as reported in our financial statement footnotes is an important measure for investors. The Company may not distribute all of its taxable distributable income, or may over-distribute during any period.

The following table¹ depicts the composition of shareholder distributions on a per share basis for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015¹	2014¹	2015¹	2014¹
Net investment income	$0.18	$0.16	$0.51	$0.44
Tax Accounting Difference on CLO Equity Investments	0.01	0.03	0.04	0.14
Other tax accounting differences	0.02	-	0.02	0.01
Taxable distributable income	0.21	0.20	0.57	0.59
Cash distributed to the Company by Asset Manager Affiliates in excess of their taxable earnings	0.02	0.05	0.08	0.15
Available for distribution²	0.23	0.25	0.66	0.74
Distributed	$0.21	$0.25	$0.63	$0.75
Difference	$0.02	$-	$0.03	$(0.01)

¹	Table may not foot due to rounding.
²	The "Available for distribution" financial measure is a non-GAAP financial measure that is calculated by including the cash distributed to the Company by the Asset Manager Affiliates in excess of their taxable earnings to the Company's taxable distributable income, which is the most directly comparable GAAP financial measure. In order to reconcile the "Available for distribution financial measure to taxable distributable income per share in accordance with GAAP, the $0.02 and $0.08 per share of cash distributed to the Company by the Asset Manager Affiliates in excess of their taxable earnings is subtracted from the "Available for distribution" financial measure for the three and nine months ended September 30, 2015, respectively. The Company's management believes that the presentation of the non-GAAP "Available for distribution" financial measure provides useful information to investors.

Conference Call and Webcast

We will hold a conference call on Thursday, November 5, 2015 at 9:00 am Eastern Time to discuss our third quarter 2015 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 pm on November 5, 2015 until 11:59 pm Eastern time on November 12, 2015. The dial in number for the replay is (855) 859-2056 and the conference ID is 70751753.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2015	As of December 31, 2014
	(unaudited)
ASSETS
Investments at fair value:
Money market accounts (cost: 2015 - $3,345,723; 2014 - $1,602,741)	$3,345,723	$1,602,741
Debt securities (cost: 2015 - $306,613,274; 2014 - $322,884,934)	296,284,441	320,143,170
CLO Fund securities managed by affiliates (cost: 2015 - $80,790,584; 2014 - $85,355,897)	63,682,491	74,139,696
CLO Fund securities managed by non-affiliates (cost: 2015 - $5,497,863; 2014 - $5,533,293)	3,038,291	3,375,206
Equity securities (cost: 2015 - $8,514,487; 2014 - $8,828,812)	6,936,653	8,119,681
Asset Manager Affiliates (cost: 2015 - $57,189,159; 2014 - $60,292,677)	64,121,000	72,326,000
Total Investments at Fair Value (cost: 2015 - $461,951,090; 2014 - $484,498,354)	437,408,599	479,706,494
Cash	1,566,274	1,220,798
Restricted cash	8,334,124	19,325,550
Interest receivable	2,229,547	1,748,821
Due from affiliates	2,634,589	3,027,409
Other assets	4,735,669	5,417,725

Total Assets	$456,908,802	$510,446,797

LIABILITIES
Convertible Notes	$33,647,000	$38,647,000
7.375% Notes Due 2019	41,400,000	41,400,000
Notes issued by KCAP Senior Funding I, LLC (net of discount: 2015 - $3,060,315; 2014 - $3,512,407)	144,289,685	143,837,593
Payable for open trades	—	18,293,725
Accounts payable and accrued expenses	1,797,885	2,166,400
Accrued interest payable	860,939	1,566,255
Payable to officers and directors	—	107,750
Due to affiliates	313,411	31,000
Shareholder distribution payable	—	9,080,373

Total Liabilities	222,308,920	255,130,096

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,088,923 issued, and 37,052,575 outstanding at September 30, 2015, and 36,775,127 common shares issued and outstanding at December 31, 2014	370,526	367,751
Capital in excess of par value	364,371,732	362,411,830
Excess distribution of net investment income	(22,013,276)	(25,579,865)
Accumulated net realized losses	(81,788,040)	(75,512,134)
Net unrealized depreciation on investments	(26,121,123)	(6,370,881)
Treasury stock at cost	(219,937)	—

Total Stockholders' Equity	234,599,882	255,316,701

Total Liabilities and Stockholders' Equity	$456,908,802	$510,446,797

NET ASSET VALUE PER COMMON SHARE	$6.33	$6.94

KCAP FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Investment Income:
Interest from investments in debt securities	$6,302,777	$5,391,997	$18,380,536	$15,812,747
Interest from cash and time deposits	2,726	831	7,084	2,341
Investment income on CLO Fund Securities managed by affiliates	3,684,802	3,374,704	11,624,644	9,013,831
Investment income on CLO Fund Securities managed by non-affiliates	196,965	230,529	821,042	829,203
Dividends from Asset Manager Affiliates	1,547,069	1,424,415	4,196,483	4,181,347
Capital structuring service fees	45,009	412,772	263,074	764,971

Total investment income	11,779,348	10,835,248	35,292,863	30,604,440

Expenses:
Interest and amortization of debt issuance costs	3,007,283	2,891,724	8,965,252	8,775,697
Compensation	892,119	1,431,825	3,022,393	3,921,913
Professional fees	762,357	566,320	2,638,931	1,783,443
Insurance	107,028	112,109	326,561	359,576
Administrative and other	469,481	315,769	1,459,447	1,183,367

Total expenses	5,238,268	5,317,747	16,412,584	16,023,996

Net Investment Income	6,541,080	5,517,501	18,880,279	14,580,444
Realized And Unrealized Gains (Losses) On Investments:
Net realized (losses) from investment transactions	(6,231,759)	(2,141,591)	(6,133,352)	(1,896,806)
Net change in unrealized (depreciation) appreciation on:
Debt securities	(6,334,456)	7,420,256	(7,587,070)	7,919,575
Equity securities	(605,432)	1,215,992	(868,703)	1,435,014
CLO Fund securities managed by affiliates	(261,695)	(11,986,471)	(5,891,498)	(8,402,287)
CLO Fund securities managed by non-affiliates	(152,980)	3,100,201	(301,488)	3,333,111
Asset Manager Affiliates investments	(8,863,069)	5,110,585	(5,101,483)	6,961,675

Total net change in unrealized appreciation (depreciation)	(16,217,632)	4,860,563	(19,750,242)	11,247,088

Net realized and unrealized appreciation (depreciation) on investments	(22,449,391)	2,718,972	(25,883,594)	9,350,282

Realized losses on extinguishments of debt	(142,554)	—	(142,554)	—
Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(16,050,865)	$8,236,473	$(7,145,869)	$23,930,726

Net (Decrease) Increase In Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$(0.43)	$0.24	$(0.19)	$0.71
Diluted:	$(0.43)	$0.23	$(0.19)	$0.68
Net Investment Income Per Common Share:
Basic:	$0.18	$0.16	$0.51	$0.44
Diluted:	$0.18	$0.16	$0.51	$0.43

Weighted Average Shares of Common Stock Outstanding—Basic	37,046,906	33,746,159	36,923,212	33,497,934
Weighted Average Shares of Common Stock Outstanding—Diluted	37,046,906	40,125,660	36,923,212	39,877,326

KCAP-G

CONTACT:	Jamie Lillis
jlillis@soleburyir.com
(203) 428-3223